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                                                                      EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the registration statement of Sonat Inc. (the "Company") on Form S-3 (File No. 333-62383) and the registration statements of the Company on Form S-8 (File Nos. 33-64367 and 33-50142) of our report dated March 9, 1999 relating to El Paso Energy Corporation's consolidated financial statements as of December 31, 1998 and 1997, and for each of the three years in the period ended December 31, 1998, which appears in the Company's Current Report on Form 8-K dated July 6, 1999.

PricewaterhouseCoopers LLP

Houston, Texas
July 6, 1999